UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 11, 2004

Commission File Number 33-98404

T.J.T., INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	82-0333246
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

843 North Washington, P.O. Box 278, Emmett, Idaho  83617

(Address of principal executive offices)

(208) 365-5321

(Registrant’s telephone number)

Item 4.  Changes in Registrant’s Certifying Accountant

On May 11, 2004, TJT, Inc.’s Audit Committee engaged Moss Adams LLP as independent auditor, replacing Balukoff Lindstrom & Co.

Balukoff Lindstrom & Co.’s reports on TJT, Inc.’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion.  The reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During TJT, Inc.’s two most recent fiscal years and through the date of Balukoff Lindstrom & Co.’s dismissal, there were no disagreements with Balukoff Lindstrom & Co. on any other matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Balukoff Lindstrom & Co’s satisfaction, would have caused Balukoff Lindstrom & Co. to make reference to the subject matter in connection with its report of the financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

TJT, Inc. has provided Balukoff Lindstrom & Co. with a copy of the above disclosures.  Attached as Exhibit 16 is a copy of a letter from Balukoff Lindstrom & Co, dated May 17, 2004, stating its agreement with such statements.

Item 7.    Financial Statements and Exhibits

(c)            Exhibits

Exhibit 16 - Letter from Balukoff Lindstrom & Co. to the Securities & Exchange Commission dated May 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TJT, Inc.

(Registrant)

By	/s/ Larry B. Prescott
Larry B. Prescott
Chief Financial Officer
May 17, 2004

Exhibit Index

Exhibit No.	Description

16	Letter from Balukoff Lindstrom & Co. to the Securities & Exhange Commission dated May 17, 2004.